UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

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MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2009, Middleburg Financial Corporation (the “Company”) appointed Mr. Raj Mehra, age 48, as Executive Vice President and Chief Financial Officer of the Company. Previously, Mr. Mehra served as Executive Vice President and Chief Financial Officer of Fidelity Co-operative Bank since January 2008. From July 2007 to January 2008, he served as President of Chelsea Advisory Services, LLC, a consulting firm specializing in banking and capital markets. He also was Senior Vice President and Chief Financial Officer of Urban Trust Bank from 2005 to July 2007 and a Senior Business Manager with Fannie Mae from 2003 to 2004.

Mr. Mehra will receive an annual base salary of $190,000 and a signing bonus of $55,000 that will be divided over two time periods. The first bonus allotment of $40,000 will be paid with Mr. Mehra’s first paycheck, and the remainder will be paid on March 31, 2010. If Mr. Mehra voluntarily leaves the Company within 24 months, he will be obligated to repay the signing bonus in prorated fashion. In addition, Mr. Mehra will receive 5,000 stock options, which will vest over a three year period. He also will be eligible for the Company’s Management Incentive Program beginning January 1, 2010. Mr. Mehra will be entitled to participate in all of the employee benefit plans for which he is eligible, including health and dental insurance, long term disability insurance, and the Company’s 401(k) plan.

The Company issued a press release announcing the appointment on October 6, 2009. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Registrant dated October 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION

(Registrant)

Date: October 6, 2009	By:	/s/ Gary R. Shook
Gary R. Shook
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Registrant dated October 6, 2009.